i"?M E M O R A N D U M
DATE: November 18, 2011
TO: The Board of Trustees (the a?oBoarda??) of the AXA Premier VIP Trust
(the a?oTrusta??)
FROM: Joseph Paolo
Chief Compliance Officer
SUBJECT:    Rule 10f-3, Rule 17e-1, Rule 17a-7 and Rule 206(3)-
2 Transactions Rule 10f-3
Rule 10f-3 of the Investment Company Act of 1940, as amended
(the a?o1940 Acta??)
allows a portfolio to purchase securities in an offering in which an affiliated
underwriter participates.  The Board has adopted procedures designed to oversee
compliance with this rule.  Pursuant to the procedures, the Board must review
any such transactions and approve that the transactions were performed in accordance with the adopted procedures. The following portfolios had reportable
Rule 10f-3 transactions for the quarter ended September 30, 2011.
AXA Premier VIP Trust
Adviser                                 Portfolio
BlackRock Financial Management, Inc.     Multimanager Core Bond Portfolio
Marsico Capital Management, LLC        Multimanager Aggressive Equity Portfolio
Morgan Stanley Investment Management Inc.Multimanager Small Cap Growth Portfolio
SSgA Funds Management, Inc.              Multimanager Core Bond Portfolio
Multimanager Multi-Sector Bond Portfolio
Based on reports filed by the Advisers under the Trusts Rule 10f-3 Procedures, all transactions were executed in accordance with the adopted procedures.
All other Advisers of the Trust have confirmed that there were no such transactions with respect to any of the portfolios of the Trust, which they advised during the quarter ended September 30, 2011.
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Rule 17e-1
Rule 17e-1 of the 1940 Act permits a portfolio to execute transactions through an affiliated broker-dealer if certain conditions are met.
The Board has adopted procedures designed to oversee compliance with these conditions.  Pursuant to the procedures, the Board must review any such transactions and approve that the transactions were performed in accordance with the adopted procedures.The following portfolios had reportable Rule 17e-1 transactions for the quarter ended September 30, 2011.
AXA Premier VIP Trust
Adviser                                Portfolio
AllianceBernstein L.P.              Multimanager Large Cap Core Equity Portfolio
ClearBridge Advisors, LLC           Multimanager Aggressive Equity Portfolio
Franklin Advisers, Inc.             Multimanager Mid Cap Growth Portfolio
Institutional Capital LLC           Multimanager Large Cap Value Portfolio
Morgan Stanley Investment
Management Inc.                     Multimanager Small Cap Growth Portfolio
Thornburg Investment
Management, Inc.                    Multimanager Large Cap Core Equity Portfolio
T. Rowe Price Associates, Inc.      Multimanager Aggressive Equity Portfolio
Wellington Management Company, LLP  Multimanager Mid Cap Growth Portfolio
Based on reports filed by the Advisers under the Trusts Rule 17e-1 Procedures, all transactions were executed in accordance with the adopted procedures.
All other Advisers of the Trust have confirmed that there were no such transactions with respect to any of the portfolios of the Trust, which they advised during the quarter ended September 30, 2011.
Rule 17a-7
Rule 17a-7 of the 1940 Act allows for transactions between affiliated investment companies
provided that specific conditions are met.  The Board has adopted procedures designed to oversee
compliance with this rule.  Pursuant to the procedures, the Board must review any such
transactions and approve that the transactions were performed in accordance with the adopted
procedures.
The following portfolios had reportable Rule 17a-7 transactions for the quarter ended September
30, 2011.
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AXA Premier VIP Trust
Adviser                                 Portfolio
BlackRock Investment
Management, LLC                   Multimanager International Equity Portfolio
Multimanager Mid Cap
Growth Portfolio
Multimanager Mid Cap
Value Portfolio
Multimanager Small Cap
 Growth Portfolio
Multimanager Small Cap
Value Portfolio
Lord, Abbett & Co. LLC            Multimanager Small Cap Growth Portfolio
Marsico Capital Management, LLC   Multimanager International Equity Portfolio
Morgan Stanley Investment
Management Inc.                   Multimanager Small Cap Growth Portfolio
T. Rowe Price Associates, Inc.    Multimanager Aggressive Equity Portfolio
Based on reports filed by the Advisers under the Trusts Rule 17a-7 Procedures, all transactions were executed in accordance with the procedures.
All the Advisers of the Trust have confirmed that there were no such transactions with respect to any of the portfolios of the Trust, which they advised during the quarter ended September 30,2011.
Rule 206(3)-2 of the Investment Advisers Act of 1940 (a?oAdvisers Acta??) - Agency
Cross Trades Rule 206(3)-2 of the Advisers Act allows an investment adviser to execute cross transactions in the market between advisory accounts and brokerage clients of the advisers affiliated broker-dealer, pursuant to certain conditions.
  Each adviser has adopted relevant procedures designed to monitor compliance with these conditions.  The Board is not required to review or approve these transactions.  As a prudent measure, management is disclosing these transactions to the Board as they involve affiliated transactions related to portfolios of the Trust. The Advisers of the Trust have confirmed that there were no such transactions with respect to any of the portfolios of the Trust, which they advised during the quarter ended September 30, 2011.
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